Exhibit (a)(1)(iii)

Countrywide Financial Corporation

Offer to Exchange

Convertible Securities due 2031

and an Exchange Fee
for all outstanding
Liquid Yield Option™ Notes due 2031
(CUSIP Nos. 222372 AD 6 and 222372 AE 4)

Pursuant to, and subject to the terms and conditions described in,

the Prospectus dated August 20, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 17, 2004, UNLESS EARLIER
TERMINATED OR EXTENDED.

August 20, 2004

To	Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

     Countrywide Financial Corporation (“CFC”) is offering to exchange $1,000 principal amount at maturity of Convertible Securities due 2031 ( the “New Securities”) and an exchange fee of $2.50 for each $1,000 principal amount at maturity of validly tendered and accepted Liquid Yield Option™ Notes due 2031 (the “Old Securities”). Terms used but not defined herein that are defined in the Prospectus (as defined below) shall have the same meaning given them in such Prospectus.

     The exchange offer is made on the terms and are subject to the conditions set forth in CFC’s prospectus dated August 20, 2004 (as may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal.

     We are asking you to contact your clients for whom you hold Old Securities. For your use and for forwarding to those clients, we are enclosing copies of the Prospectus, as well as a Letter of Transmittal for the Old Securities. We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the Exchange Offer. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     D.F. King & Co., Inc. has been appointed Information Agent for the Exchange Offer. Any inquiries you may have with respect to the exchange offer should be addressed to the Information Agent or to the Dealer Manager, at the respective addresses and telephone numbers as set forth on the back cover of the Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

COUNTRYWIDE FINANCIAL CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.